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                           [PAINE WEBBER LETTERHEAD]


                                                                    EXHIBIT 99.1

                           PAINE WEBBER GROUP REPORTS
                        THIRD QUARTERS EARNINGS RESULTS

  - NET INCOME RISES TO $138.2 MILLION, A 66.7 PERCENT INCREASE FROM Q3 1998 -
                        - EARNINGS PER SHARE AT $0.86 -

     NEW YORK, October 12, 1999 - Paine Webber Group Inc. reported today quarterly earnings for the third quarter of 1999. Net income for the period ended September 30, 1999, was $138.2 million, or $0.86 per diluted share, an increase of 66.7 percent from $82.9 million, or $0.51 per diluted share, for the third quarter of 1998. Net revenues for the third quarter of 1999 were $1.237 billion, an increase of 19.9 percent from $1.031 billion in the corresponding period a year ago.

     Return on common equity for the quarter was 19.2 percent, compared with
14.0 percent for the year-ago period. As of September 30, 1999, the firm had total capital of $8.36 billion, an all-time high.

     "We are pleased to report another quarter of strong earnings, with results for the first nine months of 1999 exceeding the full twelve months results of the previous record year," said Donald B. Marron, PaineWebber's chairman and chief executive officer. "Particularly encouraging was the progress made in the enhancement of our technology-based services that together with the high-quality advice we offer affluent clients, provide PaineWebber with clear differentiation. This strategy, coupled with the growth of our distribution force, should continue to fuel significant asset growth and increased revenues in the years ahead."

     Among the highlights in the quarter are the following, with percentage increases from the third quarter of 1998 in parentheses:

- Recurring fee income, annualized, of $1.124 billion, a record (24 percent increase)

- Ratio of recurring fees and net margin interest to fixed expenses at 100 percent, a record

- Asset management revenues of $235.7 million, a record (28 percent increase)

-    Number of financial advisors at 7,249
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Paine Webber Group Inc.
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     The following measurements, all of which are records, reflect the continued
financial strengthening of the firm:

-    Shareholders' equity at $2.81 billion

-    Total capital at $8.36 billion

-    Book value at $19.36

     Among the operating highlights are the following:

- PaineWebber has introduced PaineWebber InsightOne, an asset-based fee account that offers clients a pricing alternative and a conduit to all of the firm's technology and services, including unlimited online trading. This combination of a personal financial advisor with a robust suite of online services is intended to appeal to affluent investors, and is a continuation of the firm's strategy to accelerate asset gathering. InsightOne requires minimum assets of $100,000 at a minimum fee of $1,500 per year.

- Mitchell Hutchins Asset Management, the firm's investment management subsidiary, introduced a new mutual fund, the PaineWebber Strategy Fund, based on the firm's Highlighted Stocks list.

- During the third quarter of 1999, use of PaineWebber EDGE reached 124,000 client households, representing almost $100 billion in assets. EDGE assets have grown at a compounded annual growth rate of 167 percent since the EDGE was introduced in the first quarter of 1997, specifically:

                                                       1999
                                                       ----
                                        Jun       Jul       Aug       Sept
                                        ----------------------------------
EDGE Client Assets ($b)                 89.4      93.7      97.9      99.4
EDGE Households (000s)                  102       110       114       124
Assets per EDGE Household ($000s)       872       849       856       802

ONLINE AND TECHNOLOGY INITIATIVES

     The firm continues to enhance the relationships between its financial advisors and its clients, and provide more choices to a new generation of investors, through online technology. Among the current accomplishments and initiatives:
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Paine Webber Group Inc.
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-    Consistent with the firm's focus on the highest level of service for fee-
     based accounts, PaineWebber EDGE, the online client service, introduced the Managed Accounts Online Center which provides advanced, online performance reporting for managed account clients. This service, unique among full-service brokers, will allow clients to monitor portfolio performance for multiple managed accounts across monthly, quarterly, six-month and year-to-date time periods, and review asset allocations and profiles and market reports of individual money managers.

- Customization of PaineWebber EDGE information by individual clients is another important feature. Clients can now select from a variety of market data to customize home screens and content, easily accessing their investment portfolios, various market indexes, and personal stock selections, with valuations supplied on a real time basis.

     Paine Webber Group Inc., together with its subsidiaries, serves the investment and capital needs of a worldwide client base. The firm employs 18,988 people in 309 offices.

     THIS NEWS RELEASE AND MORE INFORMATION ABOUT PAINE WEBBER GROUP INC. CAN BE FOUND ON OUR CORPORATE SITE ON THE WORLD WIDE WEB, WWW.PAINEWEBBER.COM

                            --TWO TABLES TO FOLLOW--
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
PAINE WEBBER GROUP INC.
QUARTERLY STATISTICAL SUPPLEMENT - OPERATING RESULTS [UNAUDITED]
                                                    3Q 99           2Q 99            1Q 99           4Q 98            3Q 98


ROE Common (Annualized)                              19.2%           23.8%            24.6%           16.3%            14.0%

Income Before Taxes & Minority Interest
       as a Percentage of Net Revenues               18.3%           20.0%            20.2%           15.2%            13.4%
-----------------------------------------------------------------------------------------------------------------------------

E.P.S. [Diluted]                                     $0.86           $1.02            $1.01           $0.63            $0.51

Diluted Shares [Millions]                            153.9           155.0            153.7           150.9            151.4

Dividends Paid Per Common Share                      $0.11           $0.11            $0.11           $0.11            $0.11

Book Value Per Common Share                         $19.36          $18.58           $17.77          $16.76           $15.86

Common Shares Outstanding [Millions]                 145.2           145.4            145.8           145.5            142.8

-----------------------------------------------------------------------------------------------------------------------------

Total Capital [$Billions]                            $8.36           $8.23            $7.54           $7.28            $6.64

Total Shareholders' Equity [$Billions]               $2.81           $2.70            $2.59           $2.44            $2.26

-----------------------------------------------------------------------------------------------------------------------------

Assets Under Control [$Billions]                    $377.2          $384.2           $367.1          $351.7           $313.2

Assets Under Management [$Billions]                  $59.5           $60.0            $63.0           $58.5            $54.1
    Money Market Funds                                33.5            33.2             34.7            31.4             29.9
    Long Term Mutual Funds                            14.2            14.7             14.2            13.8             12.5
    Institutional and Other                           11.8            12.1             14.1            13.3             11.7

Wrap Fee Assets [$Billions]                          $37.5           $37.9            $34.4           $30.6            $24.7

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Client Assets on "The Edge" [$Billions]*             $99.4           $89.4            $73.8           $60.1            $44.8

Households on "The Edge"*                          124,000         102,500           86,000          71,000           59,000

RMA Accounts**                                     591,900         558,800          530,900         501,900          475,200

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Recurring Fees (YTD Annualized)                     $1,124          $1,091           $1,047            $921             $908
                            [$Millions]

Recurring Fees (Incl. Margin Interest) -
As a % of Fixed Costs                                 100%             98%              95%             91%              93%

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Employees                                           18,988          18,452           18,051          17,767           17,424

Financial Advisors                                   7,249           7,118            7,033           6,951            6,739

Sales Offices                                          309             307              305             303              299

* Paine Webber's client on-line service
** Paine Webber's central asset account






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
                                                     PAINE WEBBER GROUP INC.
                                                CONSOLIDATED STATEMENTS OF INCOME
                                        (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                                           (UNAUDITED)

                                                        Quarter Ended September 30,         Nine Months Ended September 30,
                                                         1999                 1998            1999                   1998
                                                     ---------------------------------    ----------------------------------
REVENUES
  Commissions                                            $ 451,341          $ 410,832        $ 1,419,092        $ 1,221,050
  Principal Transactions                                   235,914            148,453            829,968            669,562
  Asset Management                                         235,712            184,691            666,250            525,555
  Investment Banking                                       134,235            119,629            420,321            421,285
  Interest                                                 762,205            909,168          2,289,636          2,572,253
  Other                                                     40,785             36,375            129,213            104,836
                                                     --------------   ----------------    ---------------    ---------------

TOTAL REVENUES                                           1,860,192          1,809,148          5,754,480          5,514,541

  Interest Expense                                         623,025            777,672          1,854,515          2,205,920
                                                     --------------   ----------------    ---------------    ---------------

NET REVENUES                                             1,237,167          1,031,476          3,899,965          3,308,621
                                                     --------------   ----------------    ---------------    ---------------

NON-INTEREST EXPENSES
  Compensation and Benefits                                711,783            616,927          2,260,575          1,949,590
  Office & Equipment                                        89,159             76,170            259,941            223,572
  Communications                                            42,331             38,791            127,179            113,687
  Business Development                                      30,861             27,568             83,262             75,937
  Brokerage, Clearing & Exchange Fees                       23,391             24,270             71,268             71,847
  Professional Services                                     33,469             30,581             96,318             94,563
  Other Expenses                                            80,188             78,570            240,751            230,632
                                                     --------------   ----------------    ---------------    ---------------


TOTAL NON-INTEREST EXPENSES                              1,011,182            892,877          3,139,294          2,759,828
                                                     --------------   ----------------    ---------------    ---------------

INCOME BEFORE INCOME TAXES & MINORITY INTEREST             225,985            138,599            760,671            548,793

Provision for Income Taxes                                  79,722             47,646            274,183            191,482
                                                     --------------   ----------------    ---------------    ---------------

INCOME BEFORE MINORITY INTEREST                            146,263             90,953            486,488            357,311

Minority Interest                                            8,061              8,061             24,183             24,183
                                                     --------------   ----------------    ---------------    ---------------

NET INCOME                                               $ 138,202           $ 82,892          $ 462,305          $ 333,128
                                                     ==============   ================    ===============    ===============


NET INCOME APPLICABLE TO COMMON SHARES                   $ 132,253           $ 76,980          $ 444,458          $ 315,393

EARNINGS PER SHARE
               BASIC                                        $ 0.91             $ 0.54             $ 3.05             $ 2.25
               DILUTED                                      $ 0.86             $ 0.51             $ 2.88             $ 2.10

WEIGHTED AVERAGE COMMON SHARES
               BASIC                                   145,634,000        141,323,000        145,583,000        140,154,000
               DILUTED                                 153,858,000        151,357,000        154,107,000        150,538,000